EXHIBIT 21
SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation

301 HW Opus Holdings, Inc. (conducting business as Gexpro Services)	Delaware
Gexpro Services Supply Chain Management (Shanghai) Co. Ltd.	China
GS Holdings Canada Inc.	Canada
GS Holdings Denmark ApS	Denmark
GS Holdings RE LLC	Delaware
GS Operating, LLC	Delaware
GS Operating Holding Hungary Kft. - Dissolved as of 5/22/2024	Hungary
GS Operating Magyarország Általános Kereskedelmi és Szolgáltató Kft	Hungary
GX Pro Opus, S. de R.L. de C.V.	Mexico
Heads and Threads, Inc.	Illinois
HIS Company, Inc.	Texas
Hisco Acquisition Subsidiary I, Inc.	Texas
Hisco International, Inc.	Delaware
HiscoCan Inc.	Ontario, Canada
HiscoMex, S.A. de C.V.	Mexico
Convertidora HiscoMex, S.A., de C.V.	Mexico
Instrumex Vertriebsgesellschaft für elektronische GmbH	Germany
Interworld Highway, LLC	New Jersey
Lawson Products, Inc.	Illinois
Lawson Products Canada Inc.	Canada
Lawson Products de Mexico, S.A. de C.V.	Mexico
MCS Rentals Holdings Limited	United Kingdom
MCS Test Group Limited	United Kingdom
MCS Test Holding Limited	United Kingdom
MCS Test Equipment Limited	United Kingdom
MCS Rentals Limited	United Kingdom
National Engineered Fasteners Inc.	Canada
Resolux ApS	Denmark
Resolux do Brazil Industria e Comercio Especializado em Energia Eolica Ltd.	Brazil
Resolux GmbH	Germany
Resolux Inc.	Iowa
Resolux India Private Limited	India
Resolux Turkey Ruzgar Turbinleri Elektrik Aksamlari Sanayi ve Ticaret Anonim Sirketi	Turkey
Resolux Windpower Technology (Tianjin) Co. Ltd.	China
S&S Automotive	Illinois
Soucie Salo Limited	Canada
Source Atlantic Limited	Canada
Tech Component Resources Pte. Ltd.	Singapore
Tech-Component Resources Sdn. Bhd.	Malaysia
TestEquity Acquisition LLC	Delaware
TestEquity Acquisition Holdings, LLC	Delaware
TestEquity de Mexico S. de R.L. de C.V.	Mexico
TestEquity Inc.	Canada
TestEquity LLC	Delaware
The Bolt Supply House Ltd.	Canada

Subsidiaries that in the aggregate are not considered significant to the consolidated results of the Company at the end of December 31, 2024 have been omitted.